As filed with the Securities and Exchange Commission on March 3, 2026

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

FIRST BUSINESS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1576570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 Charmany Drive
Madison, Wisconsin 53719
(608) 238-8008
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corey A. Chambas
Chief Executive Officer
First Business Financial Services, Inc.
401 Charmany Drive
Madison, Wisconsin 53719
(608) 238-8008
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
C.J. Wauters

Brian D. Anhalt

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

Telephone No.: (414) 273-3500

Facsimile No.: (414) 273-5198

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

* * *

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 3, 2026

PROSPECTUS

$100,000,000

First Business Financial Services, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Depositary Shares

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “FBIZ.” Our principal executive offices are located at 401 Charmany Drive, Madison, Wisconsin 53719, and our telephone number is (608) 238-8008.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF FIRST BUSINESS FINANCIAL SERVICES, INC. AND WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND, UNLESS SPECIFIED IN A PROSPECTUS SUPPLEMENT, WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

The date of this prospectus is            , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process on Form S-3. Under the shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $100,000,000. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

In this prospectus, the terms “First Business,” “Company,” “we,” “us” and “our” refer to First Business Financial Services, Inc. and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to “FBB” or the “Bank” are used to refer to our subsidiary, First Business Bank.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to herein as the Exchange Act. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

FIRST BUSINESS FINANCIAL SERVICES, INC.

First Business Financial Services, Inc. is a registered bank holding company originally incorporated in 1986 under the laws of the State of Wisconsin and is engaged in the commercial banking business through its wholly-owned bank subsidiary, FBB, headquartered in Madison, Wisconsin. All of our operations are conducted through FBB and its wholly-owned subsidiary First Business Specialty Finance, LLC. The Bank operates as a business bank, delivering a full line of commercial banking products and services tailored to meet the specific needs of small and medium-sized businesses, business owners, executives, professionals, and high net worth individuals. Our products and services are focused on business banking, private wealth, and bank consulting. Within business banking, we offer commercial real estate lending, commercial and industrial lending, asset-based lending, accounts receivable financing, equipment financing, floorplan financing, vendor financing, Small Business Administration (“SBA”) lending and servicing, treasury management solutions, and company retirement services. Our private wealth management services include trust and estate administration, financial planning, investment management, and private banking. Our bank consulting experts provide investment portfolio administrative services and asset liability management services. We are not a retail bank and do not rely on a traditional branch network to gather deposits or attract clients. Instead, our operating model is built on deep client relationships, specialized financial expertise, and an efficient, centralized administrative structure designed to deliver best-in-class client satisfaction. This focused approach enables our experienced professionals to provide the level of insight and service required to develop and sustain long-term client relationships.

As of December 31, 2025, on a consolidated basis, we had total assets of $4.082 billion, total gross loans and leases of $3.375 billion, total deposits of $3.380 billion, and total stockholders’ equity of $371.6 million.

Our principal executive offices are located at 401 Charmany Drive, Madison, Wisconsin 53719 and our telephone number is (608) 238-8008.

We maintain an Internet website at www.firstbusiness.bank. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.

We will pay the fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

DESCRIPTION OF CAPITAL STOCK

General

We have the authority to issue 25,000,000 shares of common stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2025, 9,493,274 shares of common stock were issued and 8,325,376 shares were outstanding, and 12,500 shares of our 7.00% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) were issued and outstanding.

The following description of the material terms of our capital stock is only a summary. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Amended and Restated By-laws (the “Bylaws”), each of which is incorporated herein by reference, as well as the Wisconsin Business Corporation Law, and any other documents referenced in the summary and from which the summary is derived.

Common Stock

General. Under our Articles of Incorporation, we have the authority to issue 25,000,000 shares of our common stock, par value $0.01 per share, of which 9,493,274 shares of common stock were issued and 8,325,376 shares of common stock were outstanding as of December 31, 2025. Additionally, as of December 31, 2025, we had 397,303 shares, in the aggregate, remaining available for future issuance under our equity compensation plans, including our Employee Stock Purchase Plan and the 2019 Equity Incentive Plan, as amended. Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “FBIZ.”

Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive, subscription or other rights to purchase any of our securities.

Voting Rights. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting in the election of directors, which means that a plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present. Our board of directors is divided into three classes of directors, each serving a staggered three-year term. At each annual meeting, the successors to the class of directors whose terms expire at that meeting are elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Dividends Payable on Shares of Common Stock. In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve System, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Wisconsin corporation, we are subject to the limitations of Wisconsin law, which allows us to pay a dividend unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. As a bank holding company, our ability to declare and pay dividends is also subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments in light of our earnings, capital adequacy and financial condition. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

Most of our revenues available for the payment of dividends derive from amounts paid to us by the Bank. There are various statutory limitations that limit the ability of the Bank to pay dividends to us. FBB is a Wisconsin state-chartered bank and is subject to the laws and regulations of the Wisconsin Department of Financial Institutions and to the regulations of the Federal Deposit Insurance Corporation, which we refer to herein as the FDIC. If a bank’s primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice.

Under Wisconsin banking law, FBB generally may not pay dividends in excess of its undivided profits, and if dividends declared and paid in either of the two immediately preceding years exceeded net income for either of those two years respectively, FBB may not declare or pay any dividend in the current year that exceeds year-to-date net income. Further, the payment of dividends by any financial institution is also affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Even notwithstanding the availability of funds for dividends, the FDIC may prohibit the payment of any dividends by an insured bank, such as the Bank, if the FDIC determines such payment would constitute an unsafe or unsound practice.

Furthermore, as of December 31, 2025, we had outstanding approximately $54.8 million in aggregate principal amount of subordinated notes. As of December 31, 2025, we were current on the interest payable pursuant to such subordinated notes. However, if we default on our obligation to pay interest on such instruments in the future, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on such subordinated notes.

Anti-Takeover Provisions

General. Our Articles of Incorporation and Bylaws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

Authorized Shares of Capital Stock. Authorized but unissued shares of our common stock and preferred stock under our Articles of Incorporation could (within the limits imposed by applicable law and the rules of The NASDAQ Stock Market LLC) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some shareholders.

Limitations on Right to Call Special Meetings; Shareholder Proposal Notice Requirements; Unanimous Consent without Meeting. Under our amended and restated by-laws, a special meeting of our shareholders may be called only by: (i) the Chairperson of the board of directors; (ii) the President; (iii) resolution adopted by a majority of the board of directors; or (iv) the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to First Business one or more written demands for the meeting describing one or more purposes for which it is to be held. Additionally, our Bylaws require that shareholder proposals meet certain advanced notice and minimum informational requirements. Further, under our Bylaws, shareholders may only take action without a meeting if such action receives the unanimous written consent of all shareholders entitled to vote thereon. These provisions could have the effect of delaying until the next annual shareholders meeting shareholder actions which are favored by the holders of a majority of our outstanding voting securities.

Classified Board of Directors; Noncumulative Voting for Directors. Our Bylaws provide that our board of directors is classified into three classes of directors, with the members of one class to be elected each year, which prevents a majority of our directors from being removed at a single annual meeting. Our shareholders are also not permitted to cumulate votes for directors, which may make it more difficult for a noncompany nominee to be elected to our board of directors.

Director Removal; Filling of Board Vacancies. Our Bylaws specify that directors may be removed during their three-year terms only for one of the following reasons: (i) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or (iv) willful misconduct. Further, our Bylaws provide that any vacancy occurring in the board of directors may be filled by a vote of a majority of the remaining directors, unless such vacancy was created by shareholder action. A person elected to fill a vacancy on the board of directors will serve for the unexpired term of the director whose seat became vacant. These provisions make it more difficult for shareholders to remove directors and/or fill vacancies.

State Anti-Takeover Laws. Provisions of the Wisconsin Business Corporation Law prevent “interested shareholders” and an applicable Wisconsin corporation from entering into a “business combination” unless certain conditions are met. A business combination means: (i) any merger or share exchange with an interested shareholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested shareholder having (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) representing 10% or more of the earning power or income of the corporation; (iii) the issuance of stock with a market value equal to 5% or more of the outstanding stock of the corporation to an interested shareholder; (iv) the adoption of a plan or proposal for the liquidation or dissolution which is proposed by, on behalf of, or pursuant to a written or unwritten agreement, arrangement or understanding with, an interested shareholder; and (v) certain other transactions involving an interested shareholder.

An “interested shareholder” is defined to mean a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting stock of a Wisconsin corporation or who is an affiliate or associate of the corporation and beneficially owned 10% or more of the voting power of its then-outstanding voting stock within the last three years.

Under Wisconsin law, a corporation cannot engage in a business combination with an interested shareholder for a period of three years following the date such person becomes an interested shareholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested shareholder before such acquisition. A corporation may engage in a business combination with an interested shareholder after the three-year period with respect to that shareholder expires only if one or more of the following conditions is satisfied: (i) the board of directors approved the acquisition of the stock that resulted in the person becoming an interested shareholder before such acquisition; (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder; or (iii) the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

Other provisions of the Wisconsin Business Corporation Law prohibit an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s shareholders. Once an acquiror obtains voting securities representing in excess of 20% of the outstanding voting power of the corporation, such shareholder’s voting power shall be limited to 10% of the voting power of those shares until disinterested shareholders restore the right.

The Wisconsin Business Corporation Law also prohibits a Wisconsin corporation from taking certain actions while it is subject to a takeover offer, which is generally defined as an offer to acquire the equity securities of the corporation which would result in the acquiror beneficially owning more than 5% of the equity securities of the corporation. While subject to a takeover offer, a Wisconsin corporation may not take either of the following actions unless approved by a majority of its shareholders: (i) acquire more than 5% of its voting shares from a shareholder who holds more than 3% of the voting shares and has held those shares for less than two years at a price above market price, unless the corporation has made the same offer to all of its shareholders; or (ii) sell assets of the corporation which amount to at least 10% of the market value of the corporation.

Finally, Wisconsin law also provides that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a significant shareholder and a Wisconsin corporation require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Any such business combination must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of its stock not beneficially owned by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met:

•	the aggregate value of the per share consideration is at least equal to the highest of:

o	the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

o	the market value of the corporation’s shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is highest; or

o	the highest preferential liquidation or dissolution distribution to which holders of the shares would be entitled; and

•	the consideration to be received by shareholders is either cash or the form of consideration used by the significant shareholder to acquire its shares, or, if it paid for its shares with varying forms of consideration, the form of consideration shall be either cash or the form used to acquire the largest number of the significant shareholder’s shares.

Preferred Stock

Under our Articles of Incorporation, we may issue up to 2,500,000 shares of preferred stock, $0.01 par value per share, from time to time in one or more series. Our board of directors has the full authority permitted by law to fix by resolution or resolutions the voting rights and such designations, preferences, qualifications, privileges, limitations, restrictions, redemptive rights, conversion rights and other special or relative rights of the preferred stock that may be desired. As of December 31, 2025, other than the 12,500 shares of our Series A Preferred Stock, there were no shares of preferred stock designated or outstanding. The issuance of preferred stock and the determination of the terms of preferred stock by the board of directors, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

The applicable prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares of the series may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in the applicable prospectus supplement and other offering materials, if any, are not complete. You should refer to the articles of amendment regarding the designation and authorization of a series of preferred stock for complete information concerning the terms of that series. A copy of the articles of amendment regarding the designation and authorization of a series of preferred stock containing the terms of such series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

Series A Preferred Stock

As of December 31, 2025, there were 12,500 shares of Series A Preferred Stock issued and outstanding, with a liquidation preference of $1,000 per share. The number of shares constituting the Series A Preferred Stock may be increased from time to time by resolution of our board of directors or a duly authorized committee of the board in accordance with the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law up to the maximum number of shares of preferred stock authorized to be issued under the Articles of Incorporation (as then in effect) less all shares at the time authorized of any other series of preferred stock or decreased from time to time by a resolution of the Company’s board of directors or a duly authorized committee of the board in accordance with the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law but not below the number of shares of Series A Preferred Stock then outstanding. Shares of Series A Preferred Stock are dated the date of issue, which date will be referred to herein as the “original issue date.” Shares of outstanding Series A Preferred Stock that are redeemed, purchased, or otherwise acquired by the Company will be cancelled and will revert to authorized but unissued shares of the preferred stock, undesignated as to series. Capitalized terms used but not defined in the following description of the Series A Preferred Stock will have the meanings ascribed to them in the Articles of Incorporation.

Ranking. The shares of Series A Preferred Stock rank:

•	senior, as to dividends and upon liquidation, dissolution, and winding-up of the Company, to the common stock and to any other class or series of capital stock of the Company now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series A Preferred Stock or senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Company, as the case may be (collectively, “Series A Junior Securities”);

•	on a parity, as to dividends and upon liquidation, dissolution, and winding-up of the Company, with any class or series of capital stock of the Company now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Company, as the case may be (collectively, “Series A Parity Securities”); and

•	junior, as to dividends and upon liquidation, dissolution, and winding-up of the Company, to any other class or series of capital stock of the Company now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Company, as the case may be.

The Company may authorize and issue additional shares of Series A Junior Securities and Series A Parity Securities from time to time without the consent of the holders of the Series A Preferred Stock.

Dividends. Holders of Series A Preferred Stock are entitled to receive, only when, as, and if declared by the board or a duly authorized committee of the board, on each Dividend Payment Date (as defined below), out of assets legally available for the payment of dividends thereof, non-cumulative cash dividends based on the liquidation preference of the Series A Preferred Stock of $1,000 per share. Dividends on each share of Series A Preferred Stock accrue at a rate equal to (i) 7.00% per annum on the liquidation preference of $1,000 per share for each Dividend Period (as defined below) from the original issue date of the Series A Preferred Stock to, but excluding, March 15, 2027 or the date of earlier redemption (the “Fixed Rate Period”) and (ii) the Benchmark plus a spread of 539 basis points per annum on the liquidation preference of $1,000 per share for each Dividend Period from and including March 15, 2027 to, but excluding, the date of earlier redemption (the “Floating Rate Period”); provided, however, that if the Benchmark is less than zero, the Benchmark will be deemed to be zero, in each case, only when, as and if declared. In the event the Company issues additional shares of the Series A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue or any other date specified by the board or a duly authorized committee of the board at the time such additional shares are issued.

If declared by the board of directors of the Company or a duly authorized committee of the board, dividends will be payable on the Series A Preferred Stock quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on June 15, 2022 (each such day a “Dividend Payment Date”) based on a liquidation preference of $1,000 per share. In the event that any Dividend Payment Date during the Fixed Rate Period falls on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. In the event that any Dividend Payment Date during the Floating Rate Period falls on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and dividends will accrue to, but excluding, the date dividends are paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Rate Period, the Dividend Payment Date will instead be brought forward to the immediately preceding Business Day.

Dividends will be payable to holders of record of Series A Preferred Stock as they appear on the Company’s stock register on the applicable record date, which will be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not less than 15 calendar days nor more than 30 calendar days before the applicable Dividend Payment Date, as such record date will be fixed by the board or a duly authorized committee of the board.

For purposes of the Series A Preferred Stock, a “Dividend Period” is the period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date or any earlier redemption date, except that the initial Dividend Period will commence on and include the original issue date of Series A Preferred Stock and continue to, but excluding, the next Dividend Payment Date. Dividends payable on Series A Preferred Stock during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on Series A Preferred Stock during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days elapsed during the Floating Rate Period. Dollar amounts resulting from the calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, with respect to the Series A Preferred Stock redeemed, unless the Company defaults in the payment of the redemption price of the Series A Preferred Stock called for redemption.

Notwithstanding the foregoing paragraph, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then the provisions set forth in Section B(1)(a)(viii) of the Articles of Incorporation will thereafter apply to all determinations of the dividend rate on the Series A Preferred Stock for each Dividend Period during the Floating Rate Period.

Absent manifest error, the Calculation Agent’s determination of the dividend rate for each Dividend Period during the Floating Rate Period for the Series A Preferred Stock will be binding and conclusive. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for each Dividend Period during the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices, will be made available to any holder of the Series A Preferred Stock upon request and will be provided to the transfer agent.

If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and any of the foregoing provisions concerning the calculation of the dividend rate and the payment of dividends during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark at any time when the Series A Preferred Stock is outstanding, then the foregoing provisions concerning the calculation of the dividend rate and the payment of dividends during the Floating Rate Period will be modified in accordance with Section B(1)(a)(viii) of the Articles of Incorporation.

Dividends on the Series A Preferred Stock are not cumulative. If the board or a duly authorized committee of the board does not declare a dividend, in full or otherwise, on the Series A Preferred Stock in respect of a Dividend Period, then such unpaid dividends will cease to accrue and will not be payable on the applicable Dividend Payment Date or be cumulative, and the Company will have no obligation to pay (and the holders of the Series A Preferred Stock will have no right to receive) dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period, whether or not the board or a duly authorized committee of the board declares a dividend for any future Dividend Period with respect to the Series A Preferred Stock, the Common Stock, or any other class or series of the Company’s preferred stock. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend not declared.

Notwithstanding any other provision hereof, dividends on the Series A Preferred Stock will not be declared, paid, or set aside for payment to the extent such act would cause the Company to fail to comply with the laws and regulations applicable to it, including applicable capital adequacy rules of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or, as and if applicable, the capital adequacy rules or regulations of any Appropriate Federal Banking Agency.

So long as any share of Series A Preferred Stock remains outstanding:

•	no dividend or distribution will be declared, paid or set aside for payment, and no distribution will be declared or made or set aside for payment, on any Series A Junior Securities, other than (i) a dividend payable solely in Series A Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan;

•	no shares of Series A Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company, directly or indirectly, other than (i) as a result of a reclassification of Series A Junior Securities for or into other Series A Junior Securities, (ii) the exchange or conversion of one share of Series A Junior Securities for or into another share of Series A Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series A Junior Securities, (iv) purchases, redemptions, or other acquisitions of shares of Series A Junior Securities in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of Series A Junior Securities pursuant to a contractually binding requirement to buy Series A Junior Securities existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series A Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company; and

•	no shares of Series A Parity Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company, directly or indirectly, other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Series A Parity Securities, if any, (ii) as a result of a reclassification of Series A Parity Securities for or into other Series A Parity Securities, (iii) the exchange or conversion of one share of Series A Parity Securities for or into another share of Series A Parity Securities or Series A Junior Securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series A Parity Securities, (v) purchases of shares of Series A Parity Securities pursuant to a contractually binding requirement to buy Series A Parity Securities existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series A Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company;

unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date, upon the shares of Series A Preferred Stock and any Series A Parity Securities, all dividends declared upon shares of Series A Preferred Stock and any Series A Parity Securities for such dividend payment date will be declared on a pro rata basis in proportion to the respective amounts of undeclared and unpaid dividends for the Series A Preferred Stock and all Series A Parity Securities on such dividend payment date. To the extent a dividend period with respect to any Series A Parity Securities coincides with more than one Dividend Period, for purposes of the immediately preceding sentence the board will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period, or will treat such dividend period(s) with respect to any Series A Parity Securities and Dividend Period(s) for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Series A Parity Securities and the Series A Preferred Stock. To the extent a Dividend Period coincides with more than one dividend period with respect to any Series A Parity Securities, for purposes of the first sentence of this paragraph the board will treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one dividend period with respect to such Series A Parity Securities, or will treat such Dividend Period(s) and dividend period(s) with respect to any Series A Parity Securities for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series A Preferred Stock and such Series A Parity Securities. For the purposes of this paragraph, the term “dividend period” as used with respect to any Series A Parity Securities means such dividend periods as are provided for in the terms of such Series A Parity Securities.

Subject to the foregoing, dividends (payable in cash, stock, or otherwise), as may be determined by the board or a duly authorized committee of the board, may be declared and paid on the Common Stock and any other class or series of capital stock ranking equally with or junior to Series A Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock will not be entitled to participate in any such dividend.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, holders of Series A Preferred Stock are entitled to receive out of the assets of the Company available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any securities then outstanding ranking senior to or on parity with Series A Preferred Stock with respect to distributions of assets, before any distribution or payment out of the assets of the Company is made to holders of Common Stock or any Series A Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution, without accumulation of any dividends that have not been declared prior to the payment of the liquidating distribution. After payment of the full amount of such liquidating distribution, the holders of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

In any such liquidating distribution, if the assets of the Company are not sufficient to pay the liquidation preferences (as defined below) in full to all holders of Series A Preferred Stock and all holders of any Series A Parity Securities, the amounts paid to the holders of Series A Preferred Stock and to the holders of all Series A Parity Securities will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Series A Preferred Stock or any Series A Parity Securities means the amount otherwise payable to such holder in such distribution (assuming no limitation on the Company’s assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series A Preferred Stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and any Series A Parity Securities, the holders of the Company’s Series A Junior Securities will be entitled to receive all remaining assets of the Company according to their respective rights and preferences. For purposes of this paragraph, neither the sale, conveyance, exchange, or transfer of all or substantially all of the assets or business of the Company for cash, securities, or other property, nor the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities, or property for their shares, will constitute a liquidation, dissolution, or winding-up of the Company.

Redemption. Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provision. Series A Preferred Stock is not redeemable prior to March 15, 2027. Shares of Series A Preferred Stock then outstanding will be redeemable at the option of the Company, in whole or in part, from time to time, on March 15, 2027, or on any Dividend Payment Date on or after March 15, 2027, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date of redemption. Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of Series A Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event (as defined below), the Company, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series A Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, upon notice given as described below. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as described above. In all cases, the Company may not redeem shares of the Series A Preferred Stock without having received the prior approval of the Federal Reserve or any successor Appropriate Federal Banking Agency if then required under capital rules applicable to the Company.

A “Regulatory Capital Treatment Event” means the good faith determination by the board of directors of the Company or a duly authorized committee of the board that, as a result of (i) any amendment to, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal banking agencies) that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock; (ii) any proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation value of $1,000 per share of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

If shares of Series A Preferred Stock are to be redeemed, the notice of redemption will be given to the holders of record of Series A Preferred Stock to be redeemed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the Company’s stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), the Company may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed outstanding; and all rights of the holders of such shares will terminate, except the right to receive the redemption price described above, without interest.

In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed will be selected (1) pro rata, (2) by lot, or (3) in such other manner as the Company may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A Preferred Stock is listed.

Voting Rights. Except as provided below and as determined by the Company’s board or a duly authorized committee of the board or as expressly required by law, the holders of shares of Series A Preferred Stock will have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and will not be entitled to call a meeting of such holders for any purpose, nor will they be entitled to participate in any meeting of the holders of the Common Stock.

So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series A Preferred Stock at the time outstanding, voting separately as a class, will be required to:

•	authorize, create, or issue, or increase the authorized amount of, shares of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of the Company, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of the Company’s capital stock;

•	amend, alter, or repeal the provisions of the Articles of Incorporation, whether by merger, consolidation, or otherwise, so as to materially and adversely affect the powers, preferences, privileges, or rights of Series A Preferred Stock, taken as a whole; provided, however, that any amendment to authorize, create, or issue, or increase the authorized amount of, any Series A Junior Securities or any Series A Parity Securities, or any securities convertible into or exchangeable for Series A Junior Securities or Series A Parity Securities will not be deemed to materially and adversely affect the powers, preferences, privileges, or rights of Series A Preferred Stock; or

•	complete a binding share exchange or reclassification involving the Series A Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of the assets or business of the Company or consolidate with or merge into any other corporation, unless, in any case, the shares of Series A Preferred Stock outstanding at the time of such consolidation or merger or sale either (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling the surviving entity having such rights, preferences, privileges, and powers (including voting powers), taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges, and powers (including voting powers) of the Series A Preferred Stock, taken as a whole.

 The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series A Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds will have been set aside by the Company for the benefit of the holders of Series A Preferred Stock to effect such redemption.

The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents, and any other aspect or matter with regard to such meeting or such consents will be governed by any rules that the board or any duly authorized committee of the board, in its discretion, may adopt from time to time, which rules and procedures will conform to the requirements of the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law and the rules of any national securities exchange on which the Series A Preferred Stock is listed or traded at the time.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the form of indenture are summarized below and we refer you to the form of indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities, if different from those described below under “—Subordination of the Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	any provisions relating to the issuance of the debt securities of the series at an original issue discount;

•	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•	any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

•	whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

•	any restrictions, conditions or requirements for transfer of the debt securities; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•	we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or interest on, any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

•	our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

•	if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;” or

•	any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The form of indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless we indicate otherwise in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited irrevocably with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:

•	to defease and be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below, which we refer to herein as defeasance; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to herein as covenant defeasance.

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

•	we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Subordination of the Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the indenture provides that the subordinated debt securities will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness, and will be subordinated in right of payment to all existing and future senior indebtedness of the Company. The subordinated debt securities will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits) which means that creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the subordinated debt securities would have any claims to those assets.

“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of the Company whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among the Company and its affiliates.

The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	any off-balance sheet guarantee obligation;

•	any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

•	any capitalized lease obligation;

•	any deferred obligation for payment of the purchase price of any property or assets;

•	all obligations of the type referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the type referred to above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company.

The subordinated debt securities will also be subordinated in right of payment to all “other company obligations,” which is defined to include obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

Upon the liquidation, dissolution, winding up, or reorganization of the Company or the Bank, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the subordinated debt securities (such amounts being defined in the indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then the Company shall first use such excess proceeds to pay in full all “other company obligations” before the Company makes any payment on the subordinated debt securities.

Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company or the Bank, holders of the subordinated debt securities may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to “other company obligations” and other creditors of the Company.

In some circumstances relating to the Company’s or the Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Company, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

General. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

•	the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

This section outlines certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is subject to and qualified in its entirety by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.

We may issue the securities as a dividend or distribution to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short-covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.

The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward-looking statements.” Investors should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Such statements are subject to risks and uncertainties, including among other things:

•	Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, economic downturn, labor shortages, wage pressures, and the adverse effects of public health events on the global, national, and local economy.

•	Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters.

•	Competitive pressures among depository and other financial institutions nationally and in our markets.

•	Increases in defaults by borrowers and other delinquencies.

•	Our ability to manage growth effectively, including the successful expansion of client support, administrative infrastructure, and internal management systems.

•	Fluctuations in interest rates and market prices.

•	Changes in legislative or regulatory requirements applicable to us and our subsidiaries.

•	Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.

•	Fraud, including client and system failure or breaches of our network security, including our internet banking activities.

•	Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portions of SBA loans.

•	Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Company and FBB to increased government regulation and supervision.

•	The proportion of the Company’s deposit account balances that exceed FDIC insurance limits may expose FBB to enhanced liquidity risk.

•	The Company may be subject to increases in FDIC insurance assessments.

These risks could cause actual results to differ materially from what we have anticipated or projected. These risk factors and uncertainties should be carefully considered by our shareholders and potential investors. See Part I, Item 1A — Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 for discussion relating to risk factors impacting us. Investors should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors described within this prospectus could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods.

Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while our management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward-looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished.

We do not intend to, and specifically disclaim any obligation to, update any forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at www.firstbusiness.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719, Attention: Corporate Secretary, telephone: (608) 238-8008.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (including prior to the date of the registration statement of which this prospectus is a part) and prior to the termination of this offering, as well as any filings after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026;

•	Our Current Report on Form 8-K, filed with the SEC on February 2, 2026;

•	The description of the Company’s common stock contained in Item 11 of the Company’s Registration Statement on Form 10 filed with the SEC on April 28, 2005, as amended on June 24, 2005, July 27, 2005 and December 21, 2005, and any amendment or report filed for the purpose of updating such description.

We will provide you with a copy of any information that we incorporate by reference into this prospectus or the registration statement that contains this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:

First Business Financial Services, Inc.
Attention: Corporate Secretary
401 Charmany Drive
Madison, Wisconsin 53719
Telephone number: (608) 238-8008

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, have been incorporated by reference herein and in the prospectus in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. We will pay all of these expenses.

Approximate Amount
SEC Registration Fee	$13,810
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Transfer Agent and Registrar Fees	*
Printing and Mailing Fees	*
Miscellaneous	*
Total	13,810

* These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15. Indemnification of Directors and Officers.

Wisconsin law provides that a corporation shall indemnify a director, officer or employee, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director, officer or employee was a party because he or she is a director, officer or employee of the corporation. In cases not included in the preceding sentence, Wisconsin law provides that a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, which liability includes the obligation to pay a judgment, settlement, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws, or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors consisting of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted by Wisconsin law.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Wisconsin law are not exclusive. A corporation may expand a director’s or officer’s rights to indemnification: (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.

A corporation may further indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or by-laws, by general or specific action of the board of directors or by contract.

Wisconsin law further provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Wisconsin law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Our amended and restated by-laws provide that, to the fullest extent authorized by Wisconsin law, we will indemnify all of our directors and officers and any person who is serving at our request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another entity, against certain liabilities and losses incurred in connection with these positions or services; provided, however, that we shall indemnify such parties in connection with a proceeding initiated by them only if the proceeding was authorized by our board of directors. Additionally, our amended and restated by-laws generally require us to advance expenses incurred by a director or officer who is a party to a proceeding for which indemnification may be available.

In addition, our amended and restated by-laws provide that our directors and officers shall not be personally liable to us or our shareholders, or any person asserting rights on behalf of us or our shareholders, for monetary damages for breach or failure to perform any duty unless the person asserting liability proves that the breach or failure to perform constitutes: (i) a willful failure to deal fairly with us or our shareholders in a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful; (iii) a transaction from which the director or officer received an improper personal benefit; or (iv) willful misconduct. Our amended and restated by-laws further provide that if the Wisconsin Business Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, the liability of such persons shall automatically be so eliminated or limited to the fullest extent permitted.

Any repeal or modification of any of the foregoing provisions shall not adversely affect any right or protection of any director, officer, or other indemnitee existing at the time of such repeal or modification.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of First Business Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed on March 10, 2017).
3.2	Amended and Restated Bylaws of First Business Financial Services, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 2, 2025).
3.3	Articles of Amendment dated March 2, 2022 to the Company’s Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 4, 2022).
4.1	Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the registrant agrees to furnish to the SEC, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of the registrant.
4.3*	Form of Articles of Amendment Regarding Designation and Authorization of Preferred Stock.
4.4	Form of indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on November 7, 2017 (Commission File No. 333-201056)).
4.5*	Form of senior debt security.
4.6*	Form of subordinated debt security.
4.7*	Form of warrant agreement.
4.8	Form of warrant (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 filed on March 4, 2022 (Commission File No. 333-263296)).
4.9*	Form of subscription certificate.
4.10*	Form of subscription agent agreement.
4.11*	Form of unit agreement (including unit certificate).
4.12*	Form of depositary agreement (including depositary receipt).
4.13	Form of common stock certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 26, 2012 (Commission File No. 333-184690)).
4.14	Form of preferred stock certificate (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 filed on March 4, 2022 (Commission File No. 333-263296)).
5.1	Opinion of Godfrey & Kahn, S.C. (including consent).

Exhibit Number	Description
23.1	Consent of Crowe LLP.
23.2	Consent of Godfrey & Kahn S.C. (included in Exhibit 5.1).
24.1	Power of attorney.
25.1**	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of the trustee under the senior indenture and subordinated indenture.
107	Filing Fee Table

*	To be filed by amendment or by report filed under the Exchange Act and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on March 3, 2026.

FIRST BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ Corey A. Chambas
Corey A. Chambas
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corey A. Chambas	Chief Executive Officer, Director (Principal Executive Officer)	March 3, 2026
Corey A. Chambas

/s/ Brian D. Spielmann	Chief Financial Officer (Principal Financial Officer)	March 3, 2026
Brian D. Spielmann

/s/ Kevin D. Crampton	Chief Accounting Officer (Principal Accounting Officer)	March 3, 2026
Kevin D. Crampton

Directors: Gerald L. Kilcoyne (Chair), Laurie S. Benson, Carla C. Chavarria, Jason R. Graham, Ralph R. Kauten, W. Kent Lorenz, and Daniel P. Olszewski

By:

/s/ Brian D. Spielmann	March 3, 2026
Brian D. Spielmann
Attorney-In-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.